                                                                   EXHIBIT 99.6

            GUIDELINES FOR CERTIFICATION OF TAXPAYER IDENTIFICATION
                         NUMBER ON SUBSTITUTE FORM W-9

Guidelines for Determining the Proper Identification Number to Give the Payer.--Social Security numbers have nine digits separated by two hyphens i.e. 000-00-0000. Employer identification numbers have nine digits separated by only one hyphen i.e., 00-0000000. The table below will help determine the number to give the payer.


 -----------------------------------------------------------------------------
                                            Give the
                                            SOCIAL SECURITY
 For this type of account:                  number of--
 -----------------------------------------------------------------------------
  1. An individual's account                The individual
  2. Two or more individuals (joint         The actual owner of the
     account)                               account or, if combined funds,
                                            the first individual on the
                                            account(1)
  3. Husband and wife (joint                The actual owner of the
     account)                               account or, if joint funds, either
                                            person(1)
  4. Custodian account of a minor           The minor(2)
     (Uniform Gift to Minors Act)
  5. Adult and minor (joint                 The adult, or if the minor is the
     account)                               only contributor, the minor(1)
  6. Account in the name of                 The ward, minor, or
     guardian or committee for a            incompetent person(3)
     designated ward, minor, or
     incompetent person
  7. a. The usual revocable                 The grantor-trustee(1)
        savings trust account
        (grantor is also trustee)
      b.So-called trust account             The actual owner(4)
        that is not a legal or valid
        trust under State law
  8. Sole proprietorship account            The owner(4)
 -----------------------------------------------------------------------------

    ------------------------------------------------------------------------
                                            Give the EMPLOYER
                                            IDENTIFICATION
    For this type of account:               number of--
    ------------------------------------------------------------------------
     9. A valid trust, estate, or           The legal entity (Do not furnish
        pension trust                       the identifying number of the
                                            personal representative or
                                            trustee unless the legal entity
                                            itself is not designated in the
                                            account title)(5)
    10. Corporate account                   The corporation
    11. Religious, charitable or            The organization
        educational organization
        account
    12. Partnership account held in         The partnership
        the name of the partnership
    13. Association, club or other          The organization
        tax-exempt organization
    14. A broker or registered              The broker or nominee
        nominee
    15. Account with the Department         The public entity
        of Agriculture in the name of
        a public entity (such as a
        State or local government,
        school district or prison) that
        receives agricultural program
        payments
    ------------------------------------------------------------------------

(1) List first and circle the name of the person whose number you furnish.
(2) Circle the minor's name and furnish the minor's social security number.
(3) Circle the ward's, minor's or incompetent person's name and furnish such person's social security number.
(4) Show the name of the owner.
(5) List first and circle the name of the legal trust, estate, or pension trust.

Note: If no name is circled when there is more than one name, the number will be considered to be that of the first name listed.

            GUIDELINES FOR CERTIFICATION OF TAXPAYER IDENTIFICATION
                         NUMBER ON SUBSTITUTE FORM W-9
                                    Page 2

Obtaining a Number
If you don't have a taxpayer identification number or you don't know your number, obtain Form SS-5, Application for a Social Security Number Card, or Form SS-4, Application for Employer Identification Number, at the local office of the Social Security Administration or the Internal Revenue Service and apply for a number.
Payees Exempt from Backup Withholding
Payees specifically exempted from backup withholding all payments include the following:
  . A corporation.
  . A financial institution.
  . An organization exempt from tax under section 501(a), or an individual retirement plan
  . The United States or any agency or instrumentality thereof.
  . A State, the District of Columbia, a possession of the United States, or any subdivision or instrumentality thereof.
  . A foreign government, a political subdivision of a foreign government, or any agency or instrumentality thereof.
  . An international organization or any agency or instrumentality thereof.
  . A registered dealer in securities or commodities registered in the U.S., or a possession of the U.S.
  . A real estate investment trust.
  . A common trust fund operated by a bank under section 584(a) of the Code.
  . An exempt charitable remainder trust, or a non-exempt trust described in section 4947(a)(1).
  . An entity registered at all times under the Investment Company Act of 1940. . A foreign central bank of issue.

Payments of dividends and patronage dividends not generally subject to backup withholding include the following:
  . Payments to nonresident aliens subject to withholding under Section 1441.
  . Payments to partnerships not engaged in a trade or business in the U.S. and which have at least one nonresident partner.
  . Payments of patronage dividends where the amount renewed is not paid in money.
  . Payments made by certain foreign organizations.

Payments of interest not generally subject to backup withholding include the following:
  . Payments of interest on obligations issued by individuals.
    Note: You may be subject to backup withholding if this Interest is $600 or more and is paid in the course of the payer's trade or business and you have not provided your correct taxpayer identification number to the payer.
  . Payments of tax-exempt interest (including exempt-interest dividends under section 852).
  . Payments described in section 6049(b)(5) to nonresident aliens.
  . Payments on tax-free covenant bonds under section 1451.
  . Payments made by certain foreign organizations.
  . Payments made to a nominee.

Exempt payees described above should file Form W-9 to avoid Possible erroneous backup withholding.

FILE SUBSTITUTE FORM W-9 WITH THE PAYER, FURNISH YOUR TAXPAYER IDENTIFICATION NUMBER, WRITE "EXEMPT" ON THE FACE OF THE FORM, AND RETURN IT TO THE PAYER. IF THE PAYMENTS ARE INTEREST, DIVIDENDS, OR PATRONAGE DIVIDENDS, ALSO SIGN AND DATE THE FORM.

Certain payments other than interest, dividends and patronage dividends that are not subject to information reporting are also not subject to backup withholding. For details, see the regulations under sections 6041, 6041A(a), 6045 and 6050A.

Privacy Act Notice--Section 6109 requires most recipients of dividend, interest, or other payments to give taxpayer identification numbers to payers who must report the payments to the IRS. The IRS uses the numbers for identification purposes. Payers must be given the numbers whether or not recipients are required to file tax returns. Payers must generally withhold 31% of taxable interest, dividend, and certain other payments to a payee who does not furnish a taxpayer identification number to a payee. Certain penalties may also apply.

Penalties
(1) Penalty for Failure to Furnish Taxpayer Identification Number.--If you fail to furnish your taxpayer identification number to a payer, you are subject to a penalty of $50 for each such failure unless your failure is due to reasonable cause and not to willful neglect.

(2) Civil Penalty for False Information with Respect to
Withholding.--Falsifying certifications or affirmations may subject you to criminal penalties including fines and/or imprisonment.

(3) Criminal Penalty for Falsifying Information.--Willfully falsifying certifications or affirmations may subject you to criminal penalties including fines and/or imprisonment.

(4) Failure to Report Certain Dividend and Interest Payments.--If you fail to include any portion of an includible payment for interest, dividends or patronage dividends in gross income and such failure is due to negligence, a penalty of 20% is imposed on any portion of an underpayment attributable to that failure.

FOR ADDITIONAL INFORMATION, CONTACT YOUR TAX CONSULTANT OR THE INTERNAL REVENUE SERVICE.